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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2003

ASIAN ALLIANCE VENTURES, INC.
 (Exact name of Registrant as specified in its charter)

NEVADA	000-30013	98-0204780
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

THE EXCHANGE TOWER, P.O. BOX 427
130 KING STREET WEST, SUITE 1800
TORONTO, ONTARIO, CANADA M5X 1E3
 (Address of principal executive offices)

(416) 966-1858
 (Registrant's telephone number, including area code)

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ITEM 5.       OTHER EVENTS

On August 27, 2003, Asian Alliance Ventures, Inc., (the "Company") entered into a Share Exchange Agreement with WelWay Development Limited, a corporation organized under the laws of Hong Kong SAR, China ("WelWay") and its shareholders to exchange all of the issued and outstanding shares of common stock of WelWay for 6,500,000 restricted shares of the Company's common stock. There are 100,000 shares of WelWay outstanding. Closing is subject to the delivery of all of the outstanding shares of WelWay and the 6,500,000 shares of the Company's common stock into an escrow with the Company's attorney, Shane Weir, Weir & Associates, 5th Floor, Landmark East, 12 Ice House Street, Central, Hong Kong. As of the date hereof, neither party has deposited their shares with Mr. Weir. A copy of the Share Exchange Agreement is filed as Exhibit 10.1 to this Form 8-K. Assuming closing occurs of which there is no assurance, the 6,500,000 restricted shares of the Company's common stock will be distributed as follows:

Matthew Ryan Mecke	2,116,400
Andrew Crampton	1,150,500
David James Fiddes	1,077,700
Robert James Henson Johnson	1,035,060
Francois Williams	1,118,000
Christopher Michael Fox	1,040
Martin McCullough	975
Edith Kam Ying Ho	325

Total	6,500,000

After the completion of the foregoing transaction, assuming the same occurs of which there is no assurance, there will be 23,085,320 shares of the Company's common stock outstanding and the following individuals will own 5% or more of the outstanding shares of common stock of the Company:

Name	Number of Shares	Percentage
NY Holdings Ltd.	4,400,000	19.06%
Tristar Inc.	2,170,000	9.40%
Matthew Ryan Mecke	2,116,400	9.17%
Robert G. Clarke	1,840,980	7.97%
JG Fraser & Associates (1)	1,828,740	7.92%

(1) JG Fraser & Associates is owned and controlled by John G. Fraser, the Company's president.

In addition to the foregoing 6,500,000 restricted shares of common stock to be issued to the foregoing individuals, 4,000,000 restricted shares of the Company's common stock will deposited in escrow with Shane Weir to be delivered on a pro rata basis to the WelWay selling shareholders upon the achievement of certain milestones. Achievement of each milestone will result in the release of 800,000 shares. The five milestones are:

1.	Net revenues of US$10,000,000 in a fiscal year.
2.	Net revenues of US$25,000,000 in a fiscal year.
3.	Net revenues of US$5,000,000 form one or more joint ventures in China in a fiscal year.
4.	Earnings before interest, taxes, depreciation and amortization of US$1,000,000 in a fiscal year.
5.	Net earnings, after taxes, of US$1,000,000 in a fiscal year.

WelWay is developing a business of providing credit card processing services for merchants in China and Asia as well a providing third party credit card processing services to financial institutions, oil companies and retailers in China.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS
Exhibit No.	Description

10.1	Share Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASIAN ALLIANCE VENTURES, INC. (Registrant)

Date: September 9, 2003	/s/ John Fraser
John Fraser, President